News Release

Amkor Technology Reports Financial Results for the Fourth Quarter and Full Year 2016

Full Year 2016 Highlights:

•	Record sales $3.9 billion

•	Gross margin 17.9%

•	Net income $164 million, earnings per diluted share $0.69, EBITDA $852 million, net cash provided by operating activities $729 million and free cash flow $140 million

•	Successful consolidation of J-Devices

•	Notable second-half strength in mobile communications across multiple tiers

•	Solid sales growth in automotive, Greater China and advanced SiP

TEMPE, Ariz. - February 13, 2017 - Amkor Technology, Inc. (NASDAQ: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the fourth quarter and full year ended December 31, 2016.

“Fourth quarter revenues were up $350 million year-over-year. For the full year, revenues were up $1 billion,” said Steve Kelley, Amkor’s president and chief executive officer.  "The consolidation of J-Devices and the success of our automotive, Greater China and advanced SiP initiatives fueled the growth in revenue, which in turn drove significantly improved profitability and cash flow."

Results**	Q4 2016	Q3 2016	Q4 2015	2016	2015
	($ in millions, except per share amounts)
Net sales	$1,022	$1,086	$671	$3,894	$2,885
Gross margin	22.2%	19.7%	15.3%	17.9%	16.6%
Net income (loss)	$100	$60	$(11)	$164	$51
Earnings per diluted share	$0.42	$0.25	$(0.04)	$0.69	$0.22
EBITDA*	$280	$248	$130	$852	$659
Net cash provided by operating activities	$238	$219	$154	$729	$585
Free cash flow*	$117	$106	$(29)	$140	$54

*EBITDA and free cash flow are non-GAAP measures. The reconciliations to the comparable GAAP measures are included below under "Selected Operating Data."

**In December 2015, Amkor increased its ownership in J-Devices Corporation from 66% to 100%. The operating results of J-Devices were consolidated beginning in 2016.

“Fourth quarter EPS was above the high end of our guidance," said Megan Faust, Amkor’s corporate vice president and chief financial officer. “As expected, we received approximately $26 million of insurance proceeds related to the second quarter 2016 Japan earthquakes which contributed 250 basis points to gross margin and $0.08 (net of tax) to earnings per diluted share. With the receipt of these payments, the impact of the Japan earthquakes on our full year 2016 results was minimal."

Cash and cash equivalents were $550 million, and total debt was $1.5 billion, at December 31, 2016.

Business Outlook

“We expect first quarter 2017 revenues to be around $900 million, up 4% year-on-year and down 12% sequentially," said Kelley. “Although the smartphone market is going through a seasonal slowdown, demand in other markets is healthy.”

First quarter 2017 outlook:

•	Net sales of $860 million to $940 million, down 8% to 16% from the prior quarter

•	Gross margin of 13% to 17%

•	Net loss of $27 million to net income of $12 million, or ($0.11) to $0.05 per diluted share

•	Full year 2017 capital expenditures of around $500 million

Conference Call Information

Amkor will conduct a conference call on Monday, February 13, 2017, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. This call is being webcast and can be accessed at Amkor's website: www.amkor.com. You may also access the call by dialing 1-877-645-6380 or 1-404-991-3911. A replay of the call will be made available at Amkor's website or by dialing 1-855-859-2056 or 1-404-537-3406 (conference ID 60757036). The webcast is also being distributed over NASDAQ OMX's investor distribution network to both institutional and individual investors. Institutional investors can access the call via NASDAQ OMX's password-protected event management site, Street Events (www.streetevents.com).

About Amkor

Amkor Technology, Inc. is one of the world’s largest providers of outsourced semiconductor packaging and test services. Founded in 1968, Amkor pioneered the outsourcing of IC packaging and test, and is now a strategic manufacturing partner for more than 250 of the world’s leading semiconductor companies, foundries and electronics OEMs. Amkor’s operational base includes 10 million square feet of floor space with production facilities, product development centers and sales and support offices located in key electronics manufacturing regions in Asia, Europe and the USA. For more information visit www.amkor.com.

Contacts:

Amkor Technology, Inc.
Megan Faust
Corporate Vice President & Chief Financial Officer
480-786-7707
megan.faust@amkor.com

Greg Johnson
Vice President, Finance and Investor Relations
480-786-7594
greg.johnson@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q4 2016	Q3 2016	Q4 2015	2016	2015
Net Sales Data:
Net sales (in millions):
Advanced products*	$451	$480	$333	$1,680	$1,433
Mainstream products**	571	606	338	2,214	1,452
Total net sales	$1,022	$1,086	$671	$3,894	$2,885

Packaging services	83%	82%	85%	82%	85%
Test services	17%	18%	15%	18%	15%

Net sales from top ten customers	66%	68%	64%	67%	63%

End Market Distribution Data (an approximation including representative devices and applications based on a sampling of our largest customers):
Communications (smart phones, tablets, handheld devices, wireless LAN)	45%	47%	54%	44%	55%
Automotive, industrial and other (infotainment, safety, performance, comfort)	25%	24%	15%	25%	14%
Consumer (television, set top boxes, gaming, portable media, digital cameras)	14%	14%	12%	14%	12%
Networking (servers, routers, switches)	9%	9%	11%	10%	11%
Computing (PCs, hard disk drive, printers, peripherals, servers)	7%	6%	8%	7%	8%
Total	100%	100%	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales:
Materials	36.6%	37.2%	35.8%	37.2%	36.6%
Labor	14.5%	14.6%	15.8%	15.3%	15.1%
Other manufacturing***	26.7%	28.5%	33.1%	29.6%	31.7%
Gross margin	22.2%	19.7%	15.3%	17.9%	16.6%

*Advanced products include flip chip and wafer-level processing and related test services
**Mainstream products include wirebond packaging and related test services
***Fourth quarter and full year 2016 results include approximately $26 million of insurance proceeds related to the second quarter 2016 Japan earthquakes

AMKOR TECHNOLOGY, INC.
Selected Operating Data

In the press release above we provide EBITDA, which is not defined by U.S. GAAP. We define EBITDA as net income before interest expense, income tax expense and depreciation and amortization. We believe EBITDA to be relevant and useful information to our investors because it provides additional information in assessing our financial operating results. Our management uses EBITDA in evaluating our operating performance, our ability to service debt and our ability to fund capital expenditures. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on our consolidated statements of income, including interest expense, which is a necessary element of our costs because we have borrowed money in order to finance our operations, income tax expense, which is a necessary element of our costs because taxes are imposed by law, and depreciation and amortization, which is a necessary element of our costs because we use capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore our definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA to U.S. GAAP net income.

Non-GAAP Financial Measures Reconciliation:
	Q4 2016	Q3 2016	Q4 2015	2016	2015
	(in millions)
EBITDA Data:
Net income attributable to Amkor	$100	$60	$(11)	$164	$51
Plus: Interest expense	22	23	18	85	86
Plus: Income tax expense	19	24	1	48	28
Plus: Depreciation & amortization	139	141	122	555	494
EBITDA	$280	$248	$130	$852	$659

In the press release above we refer to free cash flow, which is not defined by U.S. GAAP. We define free cash flow as net cash provided by operating activities less payments for property, plant and equipment, plus proceeds from the sale of and insurance recovery for property, plant and equipment. We believe free cash flow to be relevant and useful information to our investors because it provides them with additional information in assessing our liquidity, capital resources and financial operating results. Our management uses free cash flow in evaluating our liquidity, our ability to service debt and our ability to fund capital expenditures. However, free cash flow has certain limitations, including that it does not represent the residual cash flow available for discretionary expenditures since other, non-discretionary expenditures, such as mandatory debt service, are not deducted from the measure. The amount of mandatory versus discretionary expenditures can vary significantly between periods. This measure should be considered in addition to, and not as a substitute for, or superior to, other measures of liquidity or financial performance prepared in accordance with U.S. GAAP, such as net cash provided by operating activities. Furthermore, our definition of free cash flow may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of free cash flow to U.S. GAAP net cash provided by operating activities.

Non-GAAP Financial Measures Reconciliation:
	Q4 2016	Q3 2016	Q4 2015	2016	2015
	(in millions)
Free Cash Flow Data:
Net cash provided by operating activities	$238	$219	$154	$729	$585
Less: Purchases of property, plant and equipment	(168)	(126)	(185)	(650)	(538)
Plus: Proceeds from sale of and insurance recovery for property, plant and equipment	47	13	2	61	7
Free cash flow	$117	$106	$(29)	$140	$54

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2016	2015	2016	2015
	(In thousands, except per share data)
Net sales	$1,021,613	$670,644	$3,893,635	$2,884,603
Cost of sales	794,426	568,024	3,198,158	2,405,338
Gross profit	227,187	102,620	695,477	479,265
Selling, general and administrative	67,437	58,800	284,331	232,409
Research and development	33,061	22,898	117,206	82,017
Total operating expenses	100,498	81,698	401,537	314,426
Operating income	126,689	20,922	293,940	164,839
Interest expense	21,172	17,090	79,668	81,407
Interest expense, related party	1,242	1,242	4,969	4,969
Other (income) expense, net	(15,461)	15,335	(5,854)	10,551
Total other expense, net	6,953	33,667	78,783	96,927
Income (loss) before taxes and equity in earnings of unconsolidated affiliate	119,736	(12,745)	215,157	67,912
Income tax expense	18,534	837	47,853	28,035
Income (loss) before equity in earnings of unconsolidated affiliate	101,202	(13,582)	167,304	39,877
Equity in earnings of J-Devices	—	3,429	—	14,016
Net income (loss)	101,202	(10,153)	167,304	53,893
Net income attributable to noncontrolling interests	(939)	(409)	(3,114)	(2,795)
Net income (loss) attributable to Amkor	$100,263	$(10,562)	$164,190	$51,098

Net income (loss) attributable to Amkor per common share:
Basic	$0.42	$(0.04)	$0.69	$0.22
Diluted	$0.42	$(0.04)	$0.69	$0.22
Shares used in computing per common share amounts:
Basic	238,190	236,961	237,416	236,850
Diluted	239,187	236,961	238,034	237,170

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
	2016	2015
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$549,518	$523,172
Restricted cash	2,000	2,000
Accounts receivable, net of allowances	563,107	526,143
Inventories	267,990	238,205
Other current assets	27,081	27,960
Total current assets	1,409,696	1,317,480
Property, plant and equipment, net	2,564,648	2,579,017
Goodwill	24,122	23,409
Restricted cash	3,977	2,176
Other assets	89,643	104,346
Total assets	$4,092,086	$4,026,428

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$35,192	$76,770
Trade accounts payable	487,430	434,222
Capital expenditures payable	144,370	242,980
Accrued expenses	338,669	264,212
Total current liabilities	1,005,661	1,018,184
Long-term debt	1,364,638	1,435,269
Long-term debt, related party	75,000	75,000
Pension and severance obligations	166,701	167,197
Other non-current liabilities	76,682	113,242
Total liabilities	2,688,682	2,808,892

Amkor stockholders’ equity:
Preferred stock	—	—
Common stock	284	283
Additional paid-in capital	1,895,089	1,883,592
Accumulated deficit	(303,557)	(467,747)
Accumulated other comprehensive income (loss)	6,262	(2,084)
Treasury stock	(214,490)	(213,758)
Total Amkor stockholders’ equity	1,383,588	1,200,286
Noncontrolling interests in subsidiaries	19,816	17,250
Total equity	1,403,404	1,217,536
Total liabilities and equity	$4,092,086	$4,026,428

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Year Ended December 31,
	2016	2015
	(In thousands)
Cash flows from operating activities:
Net income	$167,304	$53,893
Depreciation and amortization	555,186	494,200
Loss on debt retirement	—	9,560
Loss from acquisition of J-Devices	—	13,501
Proceeds from insurance recovery for property, plant and equipment	(15,166)	—
Other operating activities and non-cash items	7,156	(3,992)
Changes in assets and liabilities	14,922	17,813
Net cash provided by (used in) operating activities	729,402	584,975

Cash flows from investing activities:
Payments for property, plant and equipment	(650,038)	(537,975)
Proceeds from sale of property, plant and equipment	45,635	6,945
Proceeds from insurance recovery for property, plant and equipment	15,166	—
Cash received from business acquisition of J-Devices, net	—	22,577
Disposition of business to J-Devices, net of cash transferred	—	8,355
Investment in J-Devices	—	(12,908)
Other investing activities	(190)	(1,984)
Net cash provided by (used in) investing activities	(589,427)	(514,990)

Cash flows from financing activities:
Borrowings under revolving credit facilities	115,000	290,000
Payments under revolving credit facilities	(155,000)	(150,000)
Borrowings under short-term debt	49,131	—
Payments of short-term debt	(49,500)	—
Proceeds from issuance of long-term debt	56,000	400,000
Payments of long-term debt	(132,078)	(530,000)
Payments for debt issuance costs	(156)	(312)
Payments for retirement of debt	—	(7,030)
Payments for capital lease obligations	(2,543)	—
Proceeds from issuance of stock through share-based compensation plans	8,247	931
Payments of tax withholding for restricted shares	(732)	(730)
Payments of subsidiary dividends to noncontrolling interests	(548)	(246)
Net cash provided by (used in) financing activities	(112,179)	2,613

Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	351	—

Net increase (decrease) in cash, cash equivalents and restricted cash	28,147	72,598
Cash, cash equivalents and restricted cash, beginning of period	527,348	454,750
Cash, cash equivalents and restricted cash, end of period	$555,495	$527,348

Revision to Previously Reported Financial Information

In the second quarter of 2016, we identified an error in the provision for income taxes in the financial statements for J-Devices for the periods beginning in 2012 through the fourth quarter of 2015.  We believe that the error is not material to Amkor for the periods impacted and have elected to revise our previously issued consolidated financial statements. Periods presented herein are based on the revised financial results.  Please refer to the supplementary slides posted on our Investor Relations website for revised historical financial information.

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, all of the statements made under "Business Outlook" above. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following:

•	there can be no assurance regarding the success of our growth initiatives;

•
there can be no assurance regarding when our new factory and research and development center in Korea will be fully utilized, or that the actual scope, costs, timeline or benefits of the project will be consistent with our current expectations;

•	the highly unpredictable nature, cyclicality, and rate of growth of the semiconductor industry;

•	timing and volume of orders relative to production capacity and the inability to achieve high capacity utilization rates, control costs and improve profitability;

•
volatility of consumer demand, double booking by customers and deterioration in forecasts from our customers for products incorporating our semiconductor packages, including any slowdown in demand or changes in customer forecasts for smartphones or other mobile devices and generally soft end market demand for electronic devices;

•	delays, lower manufacturing yields and supply constraints relating to wafers, particularly for advanced nodes and related technologies;

•	dependence on key customers and the impact of changes in our market share and prices for our services with those customers;

•
the performance of our business, economic and market conditions, the cash needs and investment opportunities for the business, the need for additional capacity and facilities to service customer demand and the availability of cash flow from operations or financing;

•	the effect of the global economy on credit markets, financial institutions, customers, suppliers and consumers, including the uncertain macroeconomic environment;

•	the highly unpredictable nature and costs of litigation and other legal activities and the risk of adverse results of such matters and the impact of other legal proceedings;

•
changes in tax rates and taxes as a result of changes in U.S. or foreign tax law or the jurisdictions thereof, changes in our organizational structure, changes in the jurisdictions in which our income is determined to be earned and taxed, the outcome of tax reviews, audits and ruling requests, our ability to realize deferred tax assets and the expiration of tax holidays;

•	curtailment of outsourcing by our customers;

•	our substantial indebtedness and restrictive covenants;

•	failure to realize sufficient cash flow or access to other sources of liquidity to fund capital expenditures;

•	the effects of an economic slowdown in major economies worldwide, particularly the recent slowdown in China;

•
disruptions in our business or deficiencies in our controls resulting from the integration of newly acquired operations, particularly J-Devices, or the implementation and security of, and changes to, our enterprise resource planning, factory shop floor systems and other management information systems;

•	economic effects of terrorist attacks, political instability, natural disasters and military conflict;

•	competition, competitive pricing and declines in average selling prices;

•	fluctuations in manufacturing yields;

•	dependence on international operations and sales and fluctuations in foreign currency exchange rates, particularly in Japan;

•	dependence on raw material and equipment suppliers and changes in raw material and precious metal costs;

•	dependence on key personnel;

•	enforcement of and compliance with intellectual property rights;

•	environmental and other governmental regulations, including regulatory efforts by foreign governments to support local competitors; and

•	technological challenges.
Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2015 and in the company's subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.